Exhibit 10.41

THIRD AMENDMENT TO REFINANCING FEE LETTER

THIRD AMENDMENT TO REFINANCING FEE LETTER (this “Amendment”), dated as of December 29, 2000, among U.S.I. HOLDINGS CORPORATION, a Delaware corporation (the “Borrower”), CREDIT LYONNAIS CAYMAN ISLAND BRANCH (“CLCIB”), THE CHASE MANHATTAN BANK (“CMB”) and CHASE SECURITIES INC. (“CSI”). All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Refinancing Fee Letter or the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Borrower, CLCIB, CMB and CSI are parties to a Refinancing Fee Letter, dated February 23, 1999 (as amended, modified or supplemented to the date hereof, the “Refinancing Fee Letter”); and

WHEREAS, the Borrower, CLCIB, CMB and CSI have agreed to amend certain provisions of the Refinancing Fee Letter as herein provided;

NOW, THEREFORE, the parties hereto agree as follows:

1.    The Refinancing Fee Letter is hereby amended by inserting the following new Sections IV and V therein immediately following Section III thereof:

“IV.    Alternative Financing

If prior to June 30, 2002, the Company sells, places or issues debt securities or incurs bank financing (such debt securities or bank financing, the “Alternative Financing”), in any such case pursuant to a transaction which is not arranged by either of the Agents or any of their affiliates, then the Company shall be obligated to pay CLCIB and CMB (to be shared equally) a fee equal to 3.00% of the lesser of (i) gross proceeds received by the Company and its subsidiaries from such Alternative Financing and (ii) the amount of the Loans outstanding immediately prior to such Alternative Financing, such fee to be due and payable on the date such debt securities are sold, placed or issued or such bank financing is consummated; provided that such fee shall not be payable if the Company has provided the Agents or their affiliates with a reasonable opportunity to provide the Company with bank financing and/or debt securities on substantially similar terms as those of the Alternative Financing, and the Agents or their affiliates have declined to provide such bank financing.

V.    Structuring and Arrangement and Amendment

“The Company hereby agrees to pay to CLCIB and CSI (to be shared equally) a non-refundable structuring and arrangement fee equal to .75% on the sum of the total Revolving Credit Commitments (as defined in the Credit Agreement) and the aggregate outstanding principal amount of the Term Loans (as defined in the Credit Agreement) as of the Second Amendment Effective Date (as defined in the Second Amendment), with such fees to be earned on the Second Amendment Effective Date (as defined in the Second Amendment) and payable on the Business Day immediately thereafter.

The Company hereby agrees to pay a non-refundable amendment fee equal to .25% on the sum of the total Revolving Credit Commitments (as defined in the Credit Agreement) and the aggregate outstanding principal amount of the Term Loans (as defined in the Credit Agreement) as of the Second Amendment Effective Date (as defined in the Second Amendment), with such fees to be earned on the Second Amendment Effective Date (as defined in the Second Amendment) and payable on the Business Day immediately thereafter and to be paid to CLCIB, on behalf of the Lenders and to be distributed to such Lenders on a pro rata basis based upon their respective outstanding Term Loans and Revolving Credit Commitments as of the Second Amendment Effective Date.

The Company hereby agrees to pay to CLCIB and CSI (to be shared equally) a non-refundable structuring and arrangement fee equal to 1.00% on the sum of the total Revolving Credit Commitments (as defined in the Credit Agreement) and the aggregate outstanding principal amount of the Term Loans (as defined in the Credit Agreement) thirty days prior to the date of termination of the Commitments (as defined in the Credit Agreement) with such fees to be earned on the date of termination of the Commitments (as defined in the Credit Agreement) and payment in full of all amounts owing under the Credit Agreement, and payable on the Business Day immediately thereafter.”

2.    Sections IV and V of the Refinancing Fee Letter are hereby redesignated as Sections VI and VII, respectively.

3.    This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any provision of the Refinancing Fee Letter except as expressly set forth herein. Except as modified hereby, the Refinancing Fee Letter remains in full force and effect.

4.    This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower, CLCIB, CMB and CSI.

5.    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

6.    This Amendment shall become effective as of the date hereof on the date (the “Third Amendment Effective Date”) when each of the Borrower, CLCIB, CMB and CSI shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to CLCIB, CMB and CSI at their respective notice offices.

7.    From and after the Third Amendment Effective Date, all references in the Refinancing Fee Letter shall be deemed to be references to the Refinancing Fee Letter after giving effect to this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

U.S.I. HOLDINGS CORPORATION

By:	/s/ Bernard Mizel
Name: Bernard Mizel
Title: Chairman & CEO

CREDIT LYONNAIS CAYMAN ISLAND BRANCH

By:	/s/ W. Michael George
Name: W. Michael George
Title: Authorized Signature

THE CHASE MANHATTAN BANK

By:	/s/ Elizabeth H. Schwabe
Name: Elizabeth H. Schwabe
Title: Managing Director

CHASE SECURITIES INC.

By:	/s/ Isolde O’Hanlon
Name: Isolde O’Hanlon
Title:

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